SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2017

CLEAN ENERGY TECHNOLOGIES, INC.

(Exact name of Company as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2990 Redhill Avenue Costa Mesa, CA 92626
(Address of principal executive offices)
Phone: (949) 273-4990
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Clean Energy Technologies, Inc.

Current Report

Form 8-K

Item 1.01 Entry into a Material Definitive Agreement

Clean Energy Technologies, Inc., a Nevada corporation (the “Registrant”) and EMA Financial, LLC, a Delaware limited liability company (“EMAF”) entered into a Partial Debt Settlement Agreement (the “Settlement Agreement”) dated January 9, 2017 pursuant to which the Registrant and EMAF agreed to the terms of the partial repayment of the 12% Convertible Note (the “Note”) with Issue Date of June 6, 2016 in the original principal amount of $87,500 made by Registrant in favor of EMAF.  Pursuant to the Settlement Agreement, of the $80,762.40 in principal and $6,296.86 of accrued interest outstanding (totaling $87,059.26), $60,941.49 was satisfied and canceled in consideration of the payment to EMAF of $97,506.38.  The remaining amount due under the Note of 26,117.77 (consisting of $24.228.72 in principal and $1,899.05 in interest) remained outstanding under the original terms of the Note.  The Registrant caused the debt amount to be paid to Subscriber on January 12, 2017.

Effective January 4, 2017, Auctus Fund, LLC, a Delaware limited liability company (“AF”) elected to convert $15,400 ($11,544.45 in principal and $3.855.55 in accrued interest) under the Convertible Promissory Note (the “AF Note”) dated July 6, 2016 issued to AF pursuant to the Securities Purchase Agreement dated July 6, 2016 between the Registrant and AF into a total of 7,000,000 shares of Common Stock.  Such conversion left $66.205.55 remaining due and payable under the AF Note. Concurrently, the Registrant and AF agreed to the terms of the repayment of the balance of all sums due and payable under the AF Note through payment by the Registrant to AF of a total of $89,401.98.  The Registrant caused the total amount of $89,401.98 to be paid to Subscriber on January 9, 2017, satisfying in full all obligations under the AF Note.

Effective February 14, 2017, JSJ Investments, Inc., a Texas company (“JSJ”) the holder of a convertible note in the principal amount of $57,000 dated August 15, 2016 (the “JSJ Note”), agreed (the “Payoff Agreement”) to the terms of the repayment of the balance of all sums due and payable under the JSJ Note, through payment by the Registrant to JSJ of a total of $86,079.37 (the “Payoff Amount”).  The Registrant caused the total amount of $86,079.37 to be paid to JSJ on February 14, 2017, satisfying in full all obligations under the JSJ Note as per the terms of the Payoff Agreement.

Concurrently with the partial settlement of the Note payable to EMAF and the satisfaction of all remaining amounts due under the AF Note, the JSJ Note, the Registrant and Megawell USA Technology Investment Fund I LLC, a Wyoming limited liability company in formation (“MW I”) entered into a Credit Agreement and Promissory Note (the “Credit Agreement”), pursuant to which MW I had caused to be deposited funds into escrow to fund the entirety of Registrant’s settlement amount payable to EMAF with respect to the Note and the repayment amount under the AF Note and JSJ Note.  Concurrently, MW I acquired the Convertible Debenture dated March 15, 2016 held by Red Dot Investment, Inc. (the “Master Debenture”).   Pursuant to the terms of the Credit Agreement, the Registrant assigned to MW I all of the Registrant’s rights to repurchase or repay the Note payable to EMAF, the JSJ Note and the AF Note and otherwise agreed that MW I would be subrogated to the rights of either note holder to the extent a note was repaid with funds advanced by MW I.  The Registrant and MW I agreed that all amounts advanced by MW I to or for the benefit of the Registrant would be governed by the terms of the Master Debenture, including the payment of financing fees, interest, minimum interest, and convertibility. The Master Debenture is described in the Registrant’s Current Report dated October 31, 2016, as amended.  Red Dot Investment, Inc. is MW I’s duly appointed agent for purposes of administration of the Credit Agreement and the Master Debenture and advances thereunder.

The convertible debt issued to MW I as described above and the underlying securities were offered by the Registrant to MW I pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) of the Act.

The foregoing summary descriptions of the Settlement Agreement, Payoff Agreement and the Credit Agreement are not complete and are qualified in their entirety by reference, to the full text of the Settlement Agreement, a copy of which is included as Exhibit 10.01 to this Current Report, to the full text of the Payoff Agreement, a copy of which is included as Exhibit 10.02 to this Current Report and of the Credit Agreement, a copy of which is included as Exhibit 10.03 to this Current Report.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 1.02 by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.02 by this reference.

Item 3.03 Material Modifications of Rights of Security Holders.

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
10.01	Partial Debt Settlement Agreement by and between EMA Financial, LLC, a Delaware limited liability company and the Registrant, dated January 9, 2017.
10.02	Payoff Agreement by and between the Registrant and JSJ Investments, Inc., dated February 14, 2017.
10.03	Credit Agreement and Promissory Note by and between Megawell USA Technology Investment Fund I LLC, a Wyoming limited liability company in formation and the Registrant, dated December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Probe Manufacturing, Inc.

Date: April 20, 2017 By: /s/ Kambiz Mahdi

 Kambiz Mahdi

 Chief Executive Officer